UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

National Home Health Care Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On April 28, 2006, National Home Health Care Corp. (the “Company”) closed on a new $7,500,000 revolving credit facility (the “Credit Facility”) by and among National HMO (N.Y.) Inc., Health Acquisition Corp., New England Home Care, Inc., Accredited Health Services, Inc., Medical Resources Home Health Corp., and Connecticut Staffing Works Corp. (collectively, the “Subsidiaries”), as borrowers, the Company, as guarantor, and Bank of America, N.A. (the “Bank”), as lender. The Credit Facility provides for the Subsidiaries to borrow up to $7,500,000 at the Bank’s prime rate or LIBOR plus 1.5%. The Credit Facility expires on April 2, 2007 and requires the Company to meet certain financial covenants and ratios. Borrowings are secured by a pledge of all of the assets of the Company and the Subsidiaries.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Credit Agreement dated as of April 28, 2006, by and among the Subsidiaries, as borrowers, the Company, as guarantor, and the Bank, as lender.

99.2	Promissory Note dated April 28, 2006 in the amount of $7,500,000 from the Subsidiaries to the Bank.

99.3	Guarantee dated April 28, 2006 from the Company to the Bank.

99.4	Security Agreement dated as of April 28, 2006 by and among the Subsidiaries, as borrowers, the Company, as guarantor, and the Bank, as lender.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOME HEALTH CARE CORP.

Dated: June 20, 2006

/s/ Robert P. Heller _____________________________________ Name: Robert P. Heller Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Credit Agreement dated as of April 28, 2006, by and among National HMO (N.Y.) Inc., Health
Acquisition Corp., New England Home Care, Inc., Accredited Health Services, Inc., Medical Resources
Home Health Corp., and Connecticut Staffing Works Corp. (collectively, the "Subsidiaries"), as borrowers, National Home Health Care Corp. (the "Company"), as guarantor, and Bank of America, N.A.
(the "Bank"), as lender.

99.2	Promissory Note dated April 28, 2006 in the amount of $7,500,000 from the Subsidiaries to the Bank.

99.3	Guarantee dated April 28, 2006 from the Company to the Bank.

99.4	Security Agreement dated as of April 28, 2006 by and among the Subsidiaries, as borrowers, the Company, as guarantor, and the Bank, as lender.